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                            GOLDEN STATE ACQUISITION CORP.

                         NONQUALIFIED STOCK OPTION AGREEMENT


          THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is entered into as of _____________, 199__ by and between Golden State Acquisition Corp., a Delaware corporation (the "Company"), and _____________ ("Optionee") pursuant to the Golden State Acquisition Corp., 1996 Stock Option Plan dated December 3, 1996 (the "Plan"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.


                                   R E C I T A L S:


          A. Optionee is an officer, employee or consultant of the Company or of a direct or indirect subsidiary of the Company (individually, a "Subsidiary" and collectively, the "Subsidiaries") or an independent member of the Board of Directors or Board of Representatives of the Company and/or its Subsidiaries.

          B. The Company desires to grant Optionee the right to purchase shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), pursuant to the terms and conditions of this Agreement and the Plan.


                                  A G R E E M E N T:


          NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

          1. OPTION; NUMBER OF SHARES. The Company hereby grants to Optionee the right (the "Option") to purchase up to a maximum of _______ shares (the "Shares") of Common Stock at a price of $________ per share (the "Option Price") to be paid in accordance with Section 6 hereof. This Option and the right to purchase all or any portion of the Shares are subject to the terms and conditions stated in this Agreement and in the Plan. It is intended that the Option will not qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2. VESTING CRITERIA. The Option shall vest in equal annual installments with respect to 25% of the Shares on each of the first, second, third and fourth anniversaries of this Option. Such vesting installments shall be cumulative, such that this Option may be exercised as to any or all of the Shares covered by an installment at any time or times after that installment becomes exercisable and until this Option expires or terminates.

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          3.   TERM OF AGREEMENT.  This Option, and Optionee's right to
exercise this Option, shall terminate when the first of the following occurs:
(a) termination pursuant to Sections 11, 15 or 16 of the Plan; (b) the expiration of ten (10) years from the date hereof; or (c) 90 days after the date of termination of Optionee's employment or other relationship with the Company and the Subsidiaries, unless such termination results from Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code) or Optionee dies within 90 days after the date of termination of Optionee's employment or consulting relationship with the Company and the Subsidiaries, in which case this Agreement and the Option shall terminate 180 days after the date of termination of Optionee's employment or other relationship with the Company and the Subsidiaries.

          4. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. The termination for any reason of Optionee's employment or other relationship with the Company and the Subsidiaries shall not accelerate the vesting of the Option or affect the number of Shares with respect to which the Option may be exercised, and this Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination.

          5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of Optionee under this Agreement may not be assigned or transferred except by will, by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee, provided that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of Optionee, a designee of Optionee (or the Optionee's legal representative if Optionee has not designated anyone) may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 3 hereof. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If Optionee should die while Optionee is engaged in an employment or other relationship with the Company and/or any Subsidiary, and provided Optionee's rights hereunder shall have vested, in whole or in part, pursuant to Section 2 hereof, Optionee's designee, legal representative, or legatee, the successor trustee of Optionee's inter vivos trust or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Option, provided that any Shares received by such Successor following such exercise shall be subject to Section 13.

          6. EXERCISE OF OPTION. On or after the vesting of the Option in accordance with Section 2 hereof and until termination of the Option in accordance with Section 3 hereof, the Option may be exercised by Optionee (or such other person specified in Section 5 hereof) to the extent exercisable as determined under Section 2 hereof, upon delivery of the following to the Company at its principal executive offices:


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               (a)  a written notice of exercise which identifies this Agreement and states the number of Shares (which may not be less than 100) or all of the Shares (if less than 100 Shares then remain covered by the Option) then being purchased;

               (b) a check, cash or any combination thereof in the amount of the aggregate Option Price (or payment of the aggregate Option Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 8 of the Plan);

               (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or any Subsidiary, provided such arrangements satisfy the requirements of applicable tax laws); and

               (d) a written representation and undertaking, if requested by the Company pursuant to Section 8(b) hereof, in such form and substance as the Company may require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as described in the Plan.

          7.   REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

               (a) Optionee represents and warrants that the Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

               (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such securities under the Act on the basis of certain exemptions from such registration requirement.
Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonably require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares.

               (c) Optionee acknowledges receipt of this Agreement granting the Option, and the Plan, and understands that all rights and liabilities connected with the Option are set forth herein and in the Plan.


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          8.   NO RIGHTS AS A STOCKHOLDER.  Optionee shall have no rights as a stockholder of any shares of Common Stock covered by the Option until the date (the "Exercise Date") an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 11 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

          9. LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE. Inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

          10. CONFIDENTIALITY. Optionee agrees to hold in the strictest of confidence all material information, including without limitation all financial information, provided to Optionee by the Company, and further agrees not to use such information for any purpose adverse to the Company, not to duplicate such information or to deliver such information to any other person.

          11. THIS AGREEMENT SUBJECT TO PLAN. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Company's principal executive offices upon request and without charge. The good faith interpretation of the Committee of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Committee, shall be final, conclusive and binding on all parties.

          12. RESTRICTIVE LEGENDS. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend or legends shall be removed when no longer applicable.

          13.  REPURCHASE BY THE COMPANY.

               (a) REPURCHASE OPTION. If Optionee's employment with the Company or any Subsidiary terminates for any reason (including, without limitation, on the death, disability, retirement, voluntary resignation or dismissal by the Company, with or without cause), the Company or one or more designated assignees (each, an "Assignee") shall have the option (the "Repurchase Option") to purchase from Optionee all or any portion of the Shares then held by


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Optionee for a period of 180 days after the date of such termination (the
"Termination Date"). The purchase price for any such Shares to be purchased pursuant to the Repurchase Option shall equal the greater of (i) the Option Price or (ii) the fair market value of the Shares, as determined in good faith by the Company's Board of Directors.

               (b) ADJUSTMENTS OF OPTION PRICE UNDER REPURCHASE OPTION. The purchase price for any Shares to be purchased pursuant to the Repurchase Option shall be increased or decreased, as may be appropriate, to reflect any subdivision or combination of the Shares or any dividend or distribution with respect to the Shares which has been paid in additional shares of the capital stock of the Company.

               (c) EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by the Company or any Assignee by delivery to Optionee, within the 180-day period specified in SECTION 13(B) above, of (i) a written notice specifying the number of Shares to be purchased and (ii) a check in the amount of the purchase price, calculated as provided in this SECTION 13, for all Shares to be purchased.

               (d) TERMINATION OF REPURCHASE OPTION. The Repurchase Option shall terminate and have no further force or effect on and after the effectiveness of the Company's first registration of shares of its equity securities pursuant to the Securities Act of 1933, as amended.

          14. NOTICES. All notices, requests and other communications hereunder shall be in writing and, if given by telecopy, shall be deemed to have been validly delivered 12 hours after confirmation of transmission to the fax numbers set forth below, if sent during usual business hours; if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery; and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

               If to the Company:

                    Golden State Acquisition Corp.
                    60 East Sir Francis Drake Boulevard, Suite 302 Larkspur, CA 94939
                    Fax No.:  (415) 461-4497


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               If to Optionee:

                    __________________________
                    __________________________
                    __________________________
                    Fax No.:  ________________

          15. NOT AN EMPLOYMENT OR OTHER AGREEMENT. Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment or other relationship or rights to a continued employment or other relationship with the Company and/or any Subsidiary in favor of Optionee or limit the ability of the Company and/or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment or other relationship with Optionee, subject to the terms of any written employment or other agreement to which Optionee is a party.

          16. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

          17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.


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          IN WITNESS WHEREOF, the Company and Optionee have executed this
Agreement as of the date first above written.

                                   THE COMPANY:

                                   GOLDEN STATE ACQUISITION CORP.
                                   a Delaware corporation



                                   By:
                                        ---------------------------
                                        Jeffrey J. Brown
                                        Chairman of the Board


                                   OPTIONEE:



                                   --------------------------------


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